                                                                     Exhibit 2.1
================================================================================



                            STOCK PURCHASE AGREEMENT

                                  By and Among

                             Apex Healthcare, Inc.,

                           Ramsay Managed Care, Inc.

                                      and

                           RoTech Medical Corporation



                             As of October 30, 1996



================================================================================

                               TABLE OF CONTENTS


                                                         Page

SECTION I         PURCHASE AND SALE OF THE SHARES......   1

        A.        Purchase and Sale of the Shares......   1
        B.        Purchase Price for Shares............   2
        C.        Discharge of Indebtedness............   2

SECTION II        REPRESENTATIONS AND WARRANTIES OF THE
                  SHAREHOLDER..........................   2

        A.        Organization; Qualification..........   2
        B.        Due Authorization....................   3
        C.        No Conflicts.........................   4
        D.        Capital Stock........................   4
        E.        Financial Statements.................   4
        F.        Changes Since June 30, 1996..........   4
        G.        Dividends; Discharge of Indebtedness.   5
        H.        Properties...........................   6
        I.        Litigation...........................   6
        J.        Taxes................................   7
        K.        Permits..............................   7
        L.        Equipment............................   8
        M.        Accounts Receivable..................   8
        N.        Contracts; Other Obligations and
                  Liabilities..........................   8
        O.        Directors, Officers and Employees....   9
        P.        ERISA and Related Matters............   9
        Q.        Labor................................  12
        R.        Compensation.........................  12
        S.        Insurance............................  13
        T.        Restrictions on Business.............  13
        U.        Patents and Trademarks...............  13
        V.        Power of Attorney....................  13
        W.        Accounts Payable.....................  13
        X.        Bank Accounts........................  13
        Y.        Books and Records....................  14
        Z.        Brokers..............................  14
        AA.       Medicare and Medicaid................  14
        BB.       Consents.............................  15

SECTION III       REPRESENTATIONS AND WARRANTIES OF THE
                  PURCHASER............................  15

        A.        Organization; Qualification..........  15
        B.        Due Authorization....................  16
        C.        No Conflicts.........................  16
        D.        Investment...........................  16
        E.        Funds................................  17

                                                        PAGE
                                                        ----

SECTION IV        ADDITIONAL REPRESENTATIONS AND
                  WARRANTIES OF THE SHAREHOLDER........  17

        A.        Organization; Qualification..........  17
        B.        Due Authorization....................  17
        C.        No Conflicts.........................  18
        D.        Ownership of Shares, etc.............  18

SECTION V         COVENANTS OF THE COMPANY.............  18

        A.        Negative Covenants...................  18

SECTION VI        COVENANTS OF THE PURCHASER...........  21

        A.        General..............................  21
        B.        Employees............................  21

SECTION VII       ADDITIONAL AGREEMENTS................  22

        A.        Appropriate Action; Consents; Filings  22
        B.        Tax Matters..........................  24
        C.        Employment Agreements................  24
        D.        Affiliate Leases.....................  24

SECTION VIII      CLOSING..............................  25

        A.        Time and Place of Closing............  25
        B.        Delivery of Shares...................  25

SECTION IX        CONDITIONS TO THE OBLIGATIONS OF THE
                  SHAREHOLDER..........................  25


SECTION X         CONDITIONS TO THE OBLIGATIONS OF THE
                  PURCHASER............................  26

SECTION XI        INDEMNIFICATION......................  29

        A.        Indemnification by the Shareholder...  29
        B.        Indemnification by the Purchaser.....  29
        C.        Procedure for Indemnification........  30
        D.        Limitation on Indemnification........  31
        E.        Subrogation..........................  31

SECTION XII       MISCELLANEOUS........................  32

        A.        Notices..............................  32
        B.        Survival of Representations..........  33
        C.        Entire Agreement; Modifications......  33
        D.        Reasonable Best Efforts..............  33
        E.        Expenses.............................  33

        F.        Enforceability.......................  33
        G.        Termination..........................  34
        H.        Definitions..........................  34
        I.        Survival of Covenants and Agreements   35
        J.        Return of Documentation..............  35
        K.        Meaning of "Knowledge"...............  35
        L.        Successors and Assigns...............  35
        M.        Governing Law........................  36
        N.        Counterparts.........................  36
        O.        Headings.............................  36


                                    EXHIBITS

Exhibit A         Escrow Agreement
Exhibit B         Opinion of Counsel to the Purchaser
Exhibit C         Opinion of Counsel to the Shareholder

                           STOCK PURCHASE AGREEMENT


          AGREEMENT made as of the 30th day of October, 1996 by and among Apex Healthcare, Inc., a Delaware corporation (the "Company"), Ramsay Managed Care, Inc., a Delaware corporation (the "Shareholder") and the holder of all of the issued and outstanding shares of the common stock, $.01 par value per share, of the Company (the "Common Stock"), and RoTech Medical Corporation, a Delaware corporation (the "Purchaser").

                              W I T N E S S E T H:
                              - - - - - - - - - -

          WHEREAS, the Company and its subsidiaries are engaged, among other things, in the business of owning and operating health maintenance organizations and related activities in the States of Alabama, Louisiana and Mississippi (such activities being hereinafter referred to as the "Business");

          WHEREAS, the Shareholder is the holder of 1,000 shares of Common Stock, which shares constitute all of the issued and outstanding shares of capital stock of the Company (all such shares of Common Stock held by the Shareholder being hereinafter referred to as the "Shares"); and

          WHEREAS, the Purchaser desires to acquire from the Shareholder all of the Shares and the Shareholder desires to sell all of the Shares to the Purchaser, on the terms and subject to the conditions hereinafter set forth.

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereto hereby agree as follows:

                                   SECTION I
                                   ---------

                        PURCHASE AND SALE OF THE SHARES
                        -------------------------------

          A. Purchase and Sale of the Shares. Subject to the terms and
             -------------------------------
conditions of this Agreement and on the basis of the representations, warranties, covenants and agreements herein contained, at the Closing (as hereinafter defined), the Shareholder agrees to sell, assign and convey to the Purchaser, and the Purchaser agrees to purchase, acquire and accept from the Shareholder, all of the Shares.

          B. Purchase Price for Shares. The purchase price (the "Purchase
             -------------------------
Price") for the Shares shall be the sum of (i) $4,000,000, plus (ii) the Purchase Price Adjustment (as hereinafter defined), plus (iii) the amount of any increase in restricted regulatory reserves of the Company and its subsidiaries for Alabama, Louisiana and Mississippi specifically mandated by applicable regulatory body and funded by the Shareholder or its affiliates after the date hereof. At the Closing, $350,000 of the Purchase Price shall be paid by wire transfer to the Escrow Account as defined in the Escrow Agreement (the "Escrow Agreement") among the Shareholder, the Company, the Purchaser and the Escrow Agent named therein, in the form attached hereto as Exhibit A, for payment as provided in the Escrow Agreement, and the balance of the Purchase Price shall be paid by wire transfer of immediately available funds to the account or accounts designated by the Shareholder. As used herein, the "Purchase Price Adjustment" shall mean the amount of $350,000 payable in consideration of marketing activity heretofore undertaken by the Company consistent with Section II(F)(vi) with respect to the groups listed in the Company Disclosure Schedule.

          C. Discharge of Indebtedness. Concurrent with and as part of the
             -------------------------
Closing, upon payment by the Purchaser of the Purchase Price as provided in
Section I(B), the Shareholder shall cause all documents and instruments to be executed, delivered and/or filed as the case may be in recordable form as appropriate, necessary to fully release all indebtedness of the Company to the Shareholder, together with all liens, security interests, pledges and other encumbrances securing the same.

                                   SECTION II
                                   ----------

               REPRESENTATIONS AND WARRANTIES OF THE SHAREHOLDER
               -------------------------------------------------

          The Shareholder hereby represents and warrants to the Purchaser as of the date hereof that, except as set forth in the Company Disclosure Schedule:

          A. Organization; Qualification. (i) The Company is duly organized,
             ---------------------------
validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged. The Company is qualified to do business and in good standing in each other jurisdiction where it is presently conducting business wherein the failure so to qualify would have a material adverse effect on the businesses or properties of the Company. The Company has full power, authority and legal right and all necessary consents, approvals, permits, licenses and authorizations to own its properties and to conduct the Business. Complete and correct copies of the certificate of incorporation and by-laws of the Company have been delivered to the Purchaser.

          (ii) Set forth in the Company Disclosure Schedule is a complete and correct list of all of the Company's subsidiaries, showing for each subsidiary the jurisdiction of its incorporation, each jurisdiction where it is qualified to do business, the number of shares of each class of its capital stock authorized, the number of shares of each class issued and outstanding and the number of shares of each class owned by the Company. All of the securities of each of the subsidiaries owned by the Company are free and clear of all liens, charges, pledges, security interests or other encumbrances and claims, and all of the capital stock of such subsidiaries owned by the Company have been duly authorized and validly issued and are fully paid and non-assessable. Each of the Company's subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has the corporate power and all necessary authorizations to own all of its properties and assets and to carry on its business and is duly qualified to do business and is in good standing in each jurisdiction in which it owns property or conducts business and in which its failure to be so qualified would materially adversely affect the business, operations or financial condition of the Company or any subsidiary. Each of the Company's subsidiaries has full power, authority and legal right and all necessary consents, approvals, permits, licenses and authorizations to own its properties and to conduct its business as presently conducted. Complete and correct copies of the certificate of incorporation and by-laws of each subsidiary of the Company have been delivered to the Purchaser.

          B.  Due Authorization. The execution and delivery of this Agreement by
              -----------------
the Company, the performance by the Company of its covenants and agreements hereunder and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary corporate action. This Agreement constitutes the valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or by general principles of equity.

          C. No Conflicts. Neither the execution and delivery of this Agreement,
             ------------
nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of the Company or any of its subsidiaries or, subject to the receipt of the necessary governmental and regulatory approvals as set forth in Schedule II(BB) of the Company Disclosure Schedule, any statute, ordinance, regulation, order, judgment or decree of any court or Governmental Authority, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Company is a party or by which the Company or any of its subsidiaries or any of the assets of the Company or any of its subsidiaries is bound.

          D. Capital Stock. The authorized capital stock of the Company consists of 1,000 shares of Common Stock, all of which shares are issued and outstanding. All of the outstanding shares of Common Stock have been validly issued and are fully paid and non-assessable. There are no subscriptions, warrants, options, calls, debt instruments, commitments or agreements to which the Company is bound relating to the issuance, sale or redemption of shares of the Common Stock or other securities of the Company.

          E. Financial Statements. The Company has delivered to the Purchaser
             --------------------
unaudited consolidated financial statements of the Company for the fiscal year ended June 30, 1996, together with the related balance sheets and statements of income (the "Company Financial Statements"). The Company Financial Statements are true and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied consistently throughout the periods involved, other than the absence of notes to the Company Financial Statements. The Company Financial Statements fully and fairly present the consolidated financial condition of the Company as at the dates thereof and the consolidated results of the operations of the Company for the periods indicated. The balance sheets contained in the Company Financial Statements fairly reflect all assets and liabilities of the Company and its subsidiaries of the types normally reflected in balance sheets as at the respective dates thereof. For purposes of this Section II(E), an amount greater than $10,000 with respect to any item shall be deemed material. A complete and correct copy of the Company Financial Statements has been delivered to the Purchaser.

          F. Changes Since June 30, 1996. Subsequent to June 30, 1996, there has
             ---------------------------
not been any material (i) adverse
change in the operations, operating results, business or condition (financial or otherwise) of the Company or any of its subsidiaries or in the results of the operations of the Company or any of its subsidiaries, it being understood that changes resulting from continuing losses in the normal course of business consistent with prior operating results shall not be deemed a material adverse change; (ii) damage or destruction (whether or not insured) affecting the properties or business operations of the Company or any of its subsidiaries;
(iii) labor dispute or threatened labor dispute involving the employees of the Company or any of its subsidiaries; (iv) adverse development with respect to any permits, licenses or other authorizations now held by the Company or any of its subsidiaries necessary to operate the Business; (v) actual or threatened disputes pertaining to the Company or any of its subsidiaries with any major accounts or referral sources of the Company or any of its subsidiaries, or actual or threatened loss of business from any of the major accounts or referral sources of the Company or any of its subsidiaries; or (vi) changes in the methods or procedures for billing or collection of customer accounts or recording of customer accounts receivable, reserves for doubtful accounts or contractual allowances with respect to the Company or any of its subsidiaries, or changes in medical underwriting methodology. For purposes of this Section II(F), an amount greater than $10,000 with respect to any item shall be deemed material; provided, however, that as to changes in medical underwriting methodology under clause (vi) of the preceding sentence, any amount greater than $200 in any individual event or $10,000 cumulatively shall be deemed material.

          G. Dividends; Discharge of Indebtedness. Subsequent to June 30, 1996,
             ------------------------------------
the Company has not declared or paid any dividend or made any other distribution in respect of the Common Stock, or, directly or indirectly, purchased, redeemed or otherwise acquired or disposed of any shares of the Common Stock; and the Company and its subsidiaries have not, except in the ordinary course of business, paid or discharged any outstanding indebtedness. Subsequent to June 30, 1996, the Company and its subsidiaries have paid all amounts due and payable
(i) of bank and other indebtedness, (ii) under leases and contractual obligations and (iii) to any persons in the ordinary course of business. Subsequent to June 30, 1996, the Company and its subsidiaries have not (x) incurred any bank or other indebtedness for borrowed money, (y) entered into any
(A) loan agreements or (B) any material leases or material contracts, obligations or arrangements for the payment of money or property to any person other than in the ordinary course of business consistent with prior practice of the Company or such subsidiary, as the case may be, or (z) permitted any material liens or encumbrances to attach to their assets. For purposes of this Section II(G), any lease, contract, obligation or arrangement requiring the potential payment in one or more installments of greater than $10,000, or any lien or encumbrance securing obligations of greater than $10,000 in the aggregate, shall be deemed material.

          H. Properties. (i) The Company or its subsidiaries lease or own all
             ----------
real properties and lease or own all other properties and assets used in the operation of the Business as currently conducted. The Company Disclosure Schedule contains a description of such properties and assets and the description is true and complete in all material respects. All such properties and assets are in all material respects in good condition and repair, consistent with their respective ages, and have been maintained and serviced in accordance with normal practices of the Company and as necessary in the normal course of business. Such owned properties or assets, and the Company's and its subsidiaries' interests in any of such leased properties or assets, are not subject to any liens, charges, encumbrances or security interests. None of such properties or assets (or the uses to which they are put) fails to conform in any material respect with any applicable law, ordinance or regulation. For purposes of this Section II(H), any asset valued at greater than $5,000 (valued at the greater of book value or fair market value) shall be deemed a material asset.

          (ii) The Company and its subsidiaries have duly complied with, and to the knowledge of the Shareholder, all the real estate now owned or leased by the Company or any of its subsidiaries and the improvements thereon are in compliance with, the provisions of all federal, state and local environmental, health and safety laws, codes and ordinances and all rules and regulations promulgated thereunder as to which a default or failure to comply might result in a material adverse change in the condition (financial or otherwise) of the Company or any of its subsidiaries or the assets of the Company or any of its subsidiaries, taken as a whole in each case.

          I.  Litigation.  There are no material claims, disputes, actions,
              ----------
suits, proceedings or investigations currently filed, commenced or, to the knowledge of the Shareholder, threatened against or affecting the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is in default under any, and each of the Company and each of its subsidiaries has complied with all, statutes, ordinances, regulations, orders, judgments and decrees of any court or other Governmental Authority relating to the Company or any of its subsidiaries or the assets of the Company or any of its subsidiaries as to which a default or failure to comply might result in any material adverse change in the condition of the Company or any of its subsidiaries or the assets of the Company or any of its subsidiaries, taken as a whole in each case, and the Shareholder has no knowledge of any basis for any claim for compensation or damages or otherwise arising out of any violation of the foregoing. For purposes of this Section II(I), an amount greater than $5,000 with respect to any item shall be deemed material.

          J.  Taxes.  The Company and each of its subsidiaries have filed or
              -----
caused to be filed all tax returns, reports and declarations required to be filed by them and have paid all taxes, including, but not limited to, income, franchise, sales, use, unemployment, withholding, social security and worker's compensation taxes and estimated income and franchise tax payments, and penalties and fines due and payable with respect to the periods covered by said returns, reports or declarations or pursuant to any assessment received by them in connection with such returns, reports or declarations. Since the inception of the Company, the taxable income of the Company and its subsidiaries has been included in the consolidated Federal income tax returns of the Shareholder to the extent required to be so included under the Internal Revenue Code of 1986, as amended (the "Code"). No deficiency in payment of any taxes for any period has been asserted by any taxing authority which remains unsettled at the date hereof and there is no basis for any additional claims or assessments for taxes. The Company has made available to the Purchaser for its review complete and correct copies of the income (or franchise) tax returns filed by it and each of its subsidiaries.

          K.  Permits.  The Company Disclosure Schedule contains a correct and
              -------
complete list of each material license, permit, certificate, approval, franchise, registration, accreditation or authorization issued to the Company and its subsidiaries or used in the Business, including the licenses of the Company and/or the subsidiaries to operate health maintenance organizations under the applicable HMO Act. Each of the Company and its subsidiaries has all material permits, licenses, orders and approvals of all Federal, state or local governmental or regulatory bodies required for it to conduct the Business as presently conducted; all such material permits, licenses, orders and approvals are in full force and effect and, to the knowledge of the Shareholder, no suspension or cancellation of any of them is threatened; and as of the Closing none of such permits, licenses, orders or approvals will be adversely affected by the consummation of the transactions contemplated by this Agreement. The Company and its subsidiaries have complied in all material respects with all statutes, rules and regulations applicable to them, including, without limitation, those concerned with medical devices, occupational safety, environmental protection and employment practices, and the Company has not received notice of any material violation of any such statutes, rules or regulations, within the last three years, which has not been corrected.

          L.  Equipment.  The Company Disclosure Schedule contains a correct and
              ---------
complete list of all equipment owned or leased by the Company and its subsidiaries. The equipment of the Company and its subsidiaries is in the aggregate in all material respects usable in the ordinary course of business.

          M.  Accounts Receivable.  The accounts receivable of the Company and
              -------------------
its subsidiaries are in their entirety bona fide accounts receivable, arising in the ordinary course of business.

          N.  Contracts; Other Obligations and Liabilities.  Set forth in the
              --------------------------------------------
Company Disclosure Schedule is a list and brief description of all (i) material contracts, agreements, licenses, leases, arrangements (written or oral) and other documents to which the Company or one or more of its subsidiaries is a party or by which the Company or one or more of its subsidiaries or any of the assets of the Company or one or more of its subsidiaries is bound (including, in the case of loan agreements, a description of the amounts of any outstanding borrowings thereunder and the collateral, if any, for such borrowings); (ii) material obligations and liabilities of the Company or any of its subsidiaries pursuant to uncompleted orders for the purchase of materials, supplies, equipment and services for the requirements of the Business; and (iii) all material contingent obligations and liabilities of the Company or any of its subsidiaries, including, without limitation, any and all Medicare and Medicaid rebate claims out of the ordinary course of business; all of the foregoing being hereinafter referred to as the "Contracts." Neither the Company nor any of its subsidiaries is in material default in the performance of any covenant or condition under any Contract and no claim of such a material default has been made. Originals or true, correct and complete copies of all the Contracts have been provided to the Purchaser and its counsel as of the date hereof. For purposes of this Section

II(N), a Contract is deemed to be "material" if it (together with any related Contracts) involves the potential payment to or by the Company in one or more installments of an amount greater than $5,000 and is not entered into in the ordinary course of business.

          O.  Directors, Officers and Employees.  Set forth in the Company
              ---------------------------------
Disclosure Schedule is a list of the directors and officers of the Company and of each subsidiary of the Company and their respective positions and salaries as of the date hereof and of the other employees of the Company and its subsidiaries and their respective salaries as of the date hereof. Set forth in the Company Disclosure Schedule is a list of all agreements (whether written or oral) with regard to compensation or employment between the Shareholder, the Company or any of the Company's subsidiaries and the Company's employees.

          P.  ERISA and Related Matters.
              -------------------------

          (a) Except as set forth in the Company Disclosure Schedule, neither the Company, nor any ERISA Affiliate of the Company, is a party to or participates in or has any liability or contingent liability with respect to:

                  (i) any "employee welfare benefit plan" or "employee pension benefit plan" or "multiemployer plan" (as those terms are respectively defined in Sections 3(1), 3(2) and 3(37) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")); or

                  (ii) any retirement or deferred compensation plan, incentive compensation plan, stock plan, unemployment compensation plan, vacation pay, severance pay, bonus or benefit arrangement, insurance or hospitalization program or any other fringe benefit arrangements for any employee, director, consultant or agent, whether pursuant to contract or arrangement, which does not constitute an "employee benefit plan" (as defined in Section 3(3) of ERISA).

          Any plan, arrangement or agreement required to be listed on the Company Disclosure Schedule for which the Company or any ERISA Affiliate of the Company may have any liability or contingent liability is sometimes hereinafter referred to as a "Benefit Plan". For purposes of this Section, the term "ERISA Affiliate" of the Company shall mean any subsidiary of the Company and any other trade or business, whether or not incorporated, that together with the Company or with any subsidiary of the Company would be deemed a "single employer" within the meaning of Section 4001(b)(i) of ERISA.

          (b) A true and correct copy of each of the Benefit Plans listed on the Company Disclosure Schedule, and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, investment management agreements, subscription and participation agreements and recordkeeping agreements, each as in effect on the date hereof, has been delivered to the Purchaser. In the case of any Benefit Plan that is not in written form, the Purchaser has been supplied with an accurate description of such Benefit Plan as in effect on the date hereof.

          (c) As to all Benefit Plans, except as otherwise specified on the Company Disclosure Schedule or except as would not have a material adverse effect on the Company or its subsidiaries:

                  (i) All Benefit Plans comply, and have been administered in form and in operation in all material respects, with all requirements of law and regulations applicable thereto, including without limitation the timely filing of all annual reports required with respect to such Benefit Plans, and neither the Shareholder, the Company nor any ERISA Affiliate of the Company has received any notice from any Governmental Authority questioning or challenging such compliance.

                  (ii) All Benefit Plans that are intended to be qualified under
          Section 401(a) of the Code comply in form and in operation with all applicable requirements of Sections 401(a) and 501(a) of the Code; there have been no amendments to such Benefit Plans which are not the subject of a determination letter issued with respect thereto by the Internal Revenue Service; and no event has occurred that will or could give rise to disqualification of any such Benefit Plan under such sections or to any tax under Section 511 of the Code; except that no representation is made as to the satisfaction of any formal plan document qualification requirement with respect to which the remedial amendment period set forth in Section 401(b) of the Code, and any regulations, writings or other IRS releases thereunder, has not expired.

                  (iii) None of the assets of any Benefit Plan are invested in employer securities or employer real property, as those terms are defined in Section 407(d) of ERISA.

                  (iv) There have been no "prohibited transactions" (as described in Section 406 of ERISA or Section 4975 of the Code) with respect to any Benefit Plan and neither the Shareholder, the Company nor any ERISA Affiliate of the Company has otherwise engaged in any prohibited transactions.

                  (v) There have been no acts or omissions by the Shareholder, the Company or any ERISA Affiliate of the Company that have given rise to or may give rise to fines, penalties, taxes or related charges under Sections 502(c), 502(i) or 4071 of ERISA or Chapter 43 of the Code for which the Company or any ERISA Affiliate of the Company may be liable.

                  (vi) There are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any Benefit Plans or the assets of such Plans, and no facts exist which could give rise to any such actions, suits or claims (other that routine claims for benefits).

                  (vii) No Benefit Plan is subject to Title IV of ERISA, or to the requirements of Section 412 of the Code or Section 402 of ERISA, and no Benefit Plan is a "multiemployer plan" (within the meaning of Section 3(37) of ERISA).

                  (viii) All Benefit Plans that are group health plans have been operated in compliance with the group health plan continuation coverage requirements of Section 4980B of the Code and Section 601 of ERISA to the extent such requirements are applicable, and no such group health plan is a self-insured plan.

                  (ix) Actuarially adequate accruals for all obligations or contingent obligations under the Benefit Plans are reflected in the Company's Financial Statements provided to the Purchaser and such obligations include a pro rata amount of the contributions which would otherwise have been made in accordance with past practices for the plan years which include the Closing Date.

                  (x) The execution and performance of the transactions contemplated by this Agreement will not, in and of itself, result in any payment (whether of severance pay or otherwise), acceleration, vesting, or increase in benefits under any Benefit Plan.

          Q.  Labor.  There have been no material violations of any Federal,
              -----
state or local statutes, laws, ordinances, rules, regulations, orders or directives with respect to the employment of individuals by, or the employment practices or work conditions of, the Company or any of its subsidiaries, or the terms and conditions of employment, wages and hours and, to the knowledge of the Shareholder, no claims of such violations have been asserted. The Company and its subsidiaries are not engaged in any unfair labor practice or other unlawful employment practice and there are no charges of unfair labor practices or other employee-related complaints pending or, to the knowledge of the Shareholder, threatened against the Company or any of its subsidiaries before the National Labor Relations Board, the Equal Employment Opportunity Commission, the Occupational Safety and Health Review Commission, the Department of Labor or any other Federal, state, local or other Governmental Authority. There is no strike, picketing, slowdown or work stoppage or organizational attempt pending or, to the knowledge of the Shareholder, threatened against or involving the Company or any of its subsidiaries. No issue with respect to union representation is pending or, to the knowledge of the Shareholder, threatened with respect to the employees of the Company or any of its subsidiaries. No union or collective bargaining unit or other labor organization has ever been certified or recognized by the Company or any of its subsidiaries as the representative of any of the employees of the Company or any of its subsidiaries.

          R.  Compensation.  Subsequent to June 30, 1996, there have been no
              ------------
increases in the compensation payable or to become payable to any of the employees of the Company or any of its subsidiaries and there have been no payments or provisions for any awards, bonuses, stock options, loans, profit sharing, pension, retirement or welfare plans or similar or other disbursements or arrangements for or on behalf of such employees (or related parties thereof), in each case, other than in the ordinary course of business or as was required from time to time by governmental legislation affecting wages. All bonuses heretofore granted to employees of the Company and its subsidiaries have been paid in full to such employees.

          S.  Insurance.  Set forth in the Company Disclosure Schedule is an
              ---------
accurate and complete list (including the name of the insurer, coverage, premium and expiration date) of all binders, policies of fire, liability, professional liability, workers compensation, vehicular, unemployment and other insurance, self insurance programs and fidelity bonds (collectively, "Insurance") maintained by or on behalf of the Company and its subsidiaries or in which the Company and its subsidiaries, or any of them, are named insureds.

          T.  Restrictions on Business.  Neither the Company nor any of its
              ------------------------
subsidiaries is restricted from conducting the Business as authorized by its applicable licenses, in any location by agreement or court decree.

          U.  Patents and Trademarks. Set forth in the Company Disclosure
              ----------------------
Schedule is a list and brief description of all of the patents, registered and common law trademarks, service marks, tradenames, copyrights, licenses and other similar rights of the Company and its subsidiaries and applications for each of the foregoing. The Company or its subsidiaries, as applicable, owns all right, title and interest in and to all such proprietary rights. The proprietary rights listed are all such rights necessary to the conduct of the Business; no adverse claims have been made and no dispute has arisen with respect to any of such proprietary rights; and the operation of the Business and the use by the Company or its subsidiaries of such proprietary rights do not involve infringement or claimed infringement of any patent, trademark, service mark, tradename, copyright, license or similar right.

          V.  Power of Attorney.  Neither the Company nor any of its
              -----------------
subsidiaries has granted any power of attorney (revocable or irrevocable) to any person, firm or corporation for any purpose whatsoever.

          W.  Accounts Payable.  The accounts and notes payable and accrued
              ----------------
expenses are fully and fairly reflected in the Company Financial Statements, and the accounts and notes payable and accrued expenses incurred by the Company and its subsidiaries subsequent to June 30, 1996, are in all respects valid claims that arose in the ordinary course of business. Since June 30, 1996, the accounts and notes payable and accrued expenses of the Company and its subsidiaries have been paid on a basis consistent with prior practice.

          X.  Bank Accounts.  Set forth in the Company Disclosure Schedule
              -------------
attached hereto is a list of all bank
accounts of the Company and its subsidiaries, and a list of persons having power to sign on behalf of the Company and its subsidiaries with respect to each such account.

          Y.  Books and Records.  The books and records of the Company and its
              -----------------
subsidiaries are in all material respects complete and correct, have been maintained in accordance with good business practices and accurately reflect the basis for the financial position and results of operations of the Company and its subsidiaries set forth in the Company Financial Statements. All of such books and records have been made available for inspection by the Purchaser and its representatives.

          Z.  Brokers.  Other than Dean Witter Reynolds Inc., no broker, finder
              -------
or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or the Shareholder. The Shareholder shall be exclusively liable for all payments owing to Dean Witter Reynolds Inc. in connection with transactions contemplated by this Agreement.

          AA.  Medicare and Medicaid.  The Company and each of its subsidiaries
               ---------------------
have complied in all material respects with all laws, rules and regulations of the Medicare, Medicaid and other governmental healthcare programs relating to the Company, any of its subsidiaries or the Business, and have filed all claims, invoices, returns, cost reports and other forms, the use of which is required or permitted by such programs, in the manner prescribed. All claims, returns, invoices, cost reports and other forms filed by the Company or any of its subsidiaries with Medicare, Medicaid or any other governmental health or welfare-related entity since the inception of the Company are true, complete, correct and accurate in all material respects. No deficiency (either individually or in the aggregate) in any such claims, returns, invoices, cost reports and other filings, including claims for over-payments or deficiencies for late filings, has been asserted or, to the knowledge of the Shareholder, threatened by any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims or any other third-party payor, and, to the Shareholder's knowledge, there is no basis for any claims or requests for reimbursement of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has been subject to any audit relating to fraudulent Medicare procedures or practices nor is there any inquiry or investigation pending or, to the knowledge of the Shareholder, threatened against the Company or any of its subsidiaries with respect to fraudulent Medicare procedures or practices. There is, to the Shareholder's knowledge, no basis for any claim or request for recoupment or reimbursement from the Company or any of its subsidiaries by, or for reimbursement by the Company or any of its subsidiaries of, any federal or state agency or instrumentality or other provider reimbursement entities relating to Medicare or Medicaid claims.

          BB.  Consents.  To the Shareholder's knowledge, the Company Disclosure
               --------
Schedule sets forth a complete and accurate list of all material approvals, authorizations, consents, orders or other actions or declarations, filings or registrations (collectively, "Consents") with, any person, entity, party, court or Governmental Authority which are required to be made or obtained to permit
(i) the Shareholder to sell the Shares to the Purchaser and to perform the Shareholder's obligations as provided under this Agreement, (ii) the Shareholder, the Company and its subsidiaries to execute, deliver and perform this Agreement and consummate the transactions contemplated hereby, (iii) the change of ownership of control of the Company and its subsidiaries, and (iv) the Company and its subsidiaries to have the authority to continue to operate the Business following the change of control of the Company and its subsidiaries.
To the Shareholder's knowledge, no other material approval, authorization, consent, order or other action of, or declaration, filing or registration with, any court or Governmental Authority is required to be made or obtained by or on behalf of the Shareholder, the Company and the subsidiaries for the Shareholder to sell the Shares to the Purchaser as contemplated hereunder.

                                  SECTION III
                                  -----------

                REPRESENTATIONS AND WARRANTIES OF THE PURCHASER
                -----------------------------------------------

          The Purchaser hereby represents and warrants to the Shareholder as of the date hereof that, except as set forth in the Purchaser Disclosure Schedule:

          A.  Organization; Qualification.  The Purchaser is duly organized,
              ---------------------------
validly existing and in good standing under the laws of its state of incorporation and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged. The Purchaser is in good standing in each other jurisdiction where it is presently conducting business wherein the failure so to qualify would have a material adverse effect on the business or properties of the Purchaser. The Purchaser has full power, authority and legal right and all necessary consents, approvals, permits, licenses and authorizations to own its properties and to conduct its businesses. Complete and correct copies of the certificate of incorporation and by-laws of the Purchaser have been delivered to the Shareholder.

          B.  Due Authorization.  The execution and delivery of this Agreement
              -----------------
by the Purchaser, the performance by the Purchaser of its covenants and agreements hereunder and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes the valid and legally binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting creditors' rights generally or by general principles of equity.

          C.  No Conflicts.  Neither the execution and delivery of this
              ------------
Agreement, nor the consummation of the transactions contemplated hereby, violates any provision of the certificate of incorporation or by-laws of the Purchaser or, subject to receipt of the necessary governmental and regulatory approvals as set forth in Schedule II(BB) of the Company Disclosure Schedule, any statute, ordinance, regulation, order, judgment or decree of any court or Governmental Authority, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Purchaser is a party or by which the Purchaser or any of its assets is bound.

          D.  Investment.  (i) The Purchaser understands that the Shareholder
              ----------
proposes to deliver to the Purchaser the Shares without compliance with the registration requirements of the Securities Act; that for such purpose the Shareholder will rely upon the representations, warranties, covenants and agreements contained herein; and that such non-compliance with registration is not permissible unless such representations and warranties are correct and such covenants and agreements performed.

          (ii) The Shareholder understands that, under existing rules of the Securities and Exchange Commission, the Purchaser may be unable to sell any of the Shares except to the extent that such Shares may be sold (i) pursuant to an effective registration statement covering such shares pursuant to the Securities Act or (ii) in a bona fide private placement to a purchaser who shall be subject to the same restrictions on any resale. The Purchaser understands that the Shareholder is not under any obligation to effect a registration of any of the Shares under the Securities Act.

          (iii) The Purchaser is a sophisticated investor familiar with the type of risks inherent in the acquisition of restricted securities such as the Shares and the Purchaser's financial position is such that it can afford to retain its Shares for an indefinite period of time without realizing any direct or indirect cash return on its investment.

          (iv) The Purchaser is acquiring the Shares for its own account and not with a view to, or for sale in connection with, the distribution thereof within the meaning of the Securities Act.

          E.  Funds.  The Purchaser has adequate resources available to pay the
              -----
Purchase Price at the Closing as provided by Section I(B).
                                   SECTION IV
                                   ----------

                         ADDITIONAL REPRESENTATIONS AND
                         WARRANTIES OF THE SHAREHOLDER
                         ------------------------------

          The Shareholder hereby represents and warrants to the Purchaser as of the date hereof that, except as set forth in the Shareholder Disclosure
Schedule:

          A.  Organization; Qualification.  The Shareholder is a corporation
              ---------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate power and authority to own its properties and to conduct the businesses in which it is now engaged. The Shareholder is in good standing in each other jurisdiction where it is presently conducting business wherein the failure so to qualify would have a material adverse effect on the business or properties of the Shareholder.

          B.  Due Authorization.  The execution and delivery of this Agreement
              -----------------
by the Shareholder, the performance by the Shareholder of its covenants and agreements hereunder and the consummation by the Shareholder of the transactions contemplated hereby have been duly authorized by all necessary corporate action, and this Agreement constitutes a valid and legally binding obligation of the Shareholder, enforceable against the Shareholder in accordance with its terms.

          C.  No Conflicts.  Neither the execution and delivery of this
              ------------
Agreement, nor the consummation of the transactions contemplated hereby, violates the certificate of incorporation or by-laws of the Shareholder or, subject to the receipt of the necessary governmental and regulatory approvals as set forth in Schedule II(BB) of the Company Disclosure Schedule, any statute, ordinance, regulation, order, judgment or decree of any court or Governmental Authority applicable to the Shareholder, or conflicts with or will result in any breach of any of the terms of or constitute a default under or result in the termination of or the creation of any lien pursuant to the terms of any contract or agreement to which the Shareholder is a party or by which the Shareholder or any of the assets of the Shareholder is bound.

          D.  Ownership of Shares, etc.  The Shareholder owns and has good and
              -------------------------
marketable title to the Shares, which Shares represent all of the issued and outstanding shares of capital stock of the Company, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever (including any restriction on the right to vote, sell or otherwise dispose of the Shares), and the Shareholder has the right to transfer the Shares to the Purchaser and, upon transfer of the Shares to the Purchaser hereunder, the Purchaser will acquire good and marketable title to the Shares, free and clear of any lien, encumbrance, charge, security interest or claim whatsoever.

                                   SECTION V
                                   ---------

                            COVENANTS OF THE COMPANY
                            ------------------------

          A.  Negative Covenants.  The Company hereby covenants and agrees with
              ------------------
the Purchaser that, except as hereafter consented to in writing by the Purchaser or as otherwise set forth in the Company Disclosure Schedule, from and after the date of this Agreement and until the Closing, the Company shall not (and shall cause each of its subsidiaries not to):

          (i) Make a purchase, sale or lease in respect of the Business, or introduce any method of management, accounting or operation in respect of the Business, except in the ordinary course of business which in any event does not involve the potential payment to or by the Company or any of its subsidiaries in one or more installments of an amount greater than $5,000.

          (ii) Fail to maintain, repair, service or preserve, or in any way further encumber, its properties, other than inventory sold or used, accounts receivable collected upon and supplies used, in each case in the ordinary course of business, after the date hereof, for which, in the case of inventory and supplies, replacements have been made consistent with prior practice.

          (iii) Make loans or advances or grant pay raises, bonuses or awards, directly or indirectly, (a) to any officer or director of the Company or any of its subsidiaries or (b) except as required under existing employee agreements, to any other employee of the Company.

          (iv) Declare or pay any dividend or make any other distribution in respect of the capital stock of the Company, or, directly or indirectly, purchase, redeem or otherwise acquire or dispose of any shares of the capital stock of the Company or, except in the ordinary course of business (which in any event does not involve the payment by the Company of an amount greater than $5,000), pay or discharge any outstanding indebtedness.

          (v) Fail to use its reasonable best efforts to (a) preserve the present business organization of the Company and its subsidiaries intact; (b) keep available the services of the present employees of the Company and its subsidiaries; and (c) preserve present relationships with entities or persons having business dealings with the Company and its subsidiaries.

          (vi) Fail to maintain the books and records of the Company and its subsidiaries in accordance with good business practices, on a basis consistent with prior practice.

          (vii) Fail to use its reasonable best efforts to comply in all material respects with all statutes, ordinances, regulations, orders, judgments and decrees of every court or Governmental Authority applicable to the Company and its subsidiaries and to the conduct of the Business and perform all of its obligations with respect thereto without default.

          (viii) Fail to maintain and pay all premiums with respect to such policies of insurance as are currently held in the name of the Company or any of its subsidiaries.

          (ix) Make any change materially adverse to the Company or any of its subsidiaries in the terms of any Contract or fail to perform any of its obligations with respect thereto without default.

          (x) Enter into any contract, lease or other commitment, written or oral, which in any event involves the potential payment to or by the Company or any of its subsidiaries in one or more installments of an amount greater than $5,000, without obtaining the consent of Purchaser, which consent shall not be unreasonably withheld or delayed.

          (xi) Fail to furnish to the Purchaser, its counsel, accountants and authorized representatives, such financial, legal and other documents, records and information relating to the Company and its subsidiaries and the properties of the Company and its subsidiaries as the Purchaser, its counsel, accountants and its authorized representatives may from time to time reasonably request.

          (xii) Fail to file any tax returns required to be filed by or with respect to the Company or any of its subsidiaries, fail to pay any taxes that become due, payable or otherwise owing by the Company or any of its subsidiaries, or pay or determine any taxes pertaining to the Company or any of its subsidiaries other than in accordance with the past practices of both the Shareholder and the Company or other than in the ordinary course of business.

          (xiii) Fail to make available to the Purchaser the books of account, records, tax returns, leases, contracts and other documents or agreements material to the Business as the Purchaser, its counsel, accountants and its authorized representatives may from time to time reasonably request.

          (xiv) Fail to cooperate fully with the Purchaser, do all things reasonably necessary to assist the Purchaser and use its reasonable best efforts at its own expense to obtain all consents and approvals necessary for the transfer of the Shares, including the furnishing of all financial and other information reasonably required by the party whose consent or approval is being sought.

          (xv) Issue any shares of Common Stock.

          (xvi) Make any amendment to the Company's Certificate of Incorporation or by-laws.

           (xvii)  Agree to do any of the above.

                                  SECTION VI
                                  ----------

                           COVENANTS OF THE PURCHASER
                           --------------------------

          A.  General.   The Purchaser hereby covenants and agrees with the
              -------
Shareholder that, except as hereafter consented to in writing by the Shareholder, from and after the date of this Agreement and until the Closing, the Purchaser shall not:

          (i) Fail to furnish to the Shareholder, its counsel, accountants and authorized representatives, such financial, legal and other documents, records and information relating to the organization and financial condition of the Purchaser and availability of cash for the payment of the Purchase Price by the Purchaser as the Shareholder, its counsel, accountants and its authorized representatives may from time to time reasonably request.

          (ii) Fail to cooperate fully with the Shareholder and do all things reasonably necessary to assist the Shareholder and use its reasonable best efforts at its own expense to obtain all consents and approvals necessary for the transfer of the Shares, including the furnishing of all financial and other information reasonably required by the party whose consent or approval is being sought. Such approvals include approval of the respective DOI in each of Alabama, Louisiana and Mississippi.

          B.  Employees.  As of the Closing Date, the Company and each
              ---------
Subsidiary shall retain in their employment all those persons employed by the Company or such Subsidiary as of the Closing Date (the "Employees"), and the Purchaser shall cause the Company and each Subsidiary to retain, for a period of ninety (90) days following the Closing Date, such number of the Employees as shall be necessary to avoid any potential liability by any party for a violation of the Workers Adjustment Retraining and Notification Act (the "Warn Act") attendant to a failure to notify such Employees of a "mass layoff" or "plant closing" as defined in the Warn Act. As of the Closing Date, the Purchaser agrees, in accordance with Section XI hereof, to indemnify and hold the Shareholder and each of its affiliates harmless from and against any Shareholder's Damages (as defined in Section XI(D) hereof) asserted against or suffered by the Shareholder or any of its affiliates under the Warn Act arising out of or resulting from the failure to comply with the provisions of the Warn Act as of or after the Closing

Date. Nothing herein shall be deemed to create or to grant to the Employees any third party beneficiary rights or claims or causes of action of any kind or nature.

                                  SECTION VII
                                  -----------

                             ADDITIONAL AGREEMENTS
                             ---------------------

          A.  Appropriate Action; Consents; Filings.  (a) The Shareholder, the
              -------------------------------------
Company and the Purchaser shall use reasonable best efforts to (i) take, or cause to be taken, all appropriate action, and do, or cause to be done, all things necessary under applicable law or otherwise to consummate and make effective the transactions contemplated by this Agreement as promptly as practicable, (ii) obtain from any Governmental Authority any consents, licenses, permits, waivers, approvals, authorizations or orders required to be obtained or made by the Purchaser or the Company or any of its subsidiaries in connection with the authorization, execution and delivery of this Agreement and the consummation of the transactions contemplated in this Agreement, (iii) make all necessary notifications and filings, and thereafter make any other required submissions and attend hearings, with respect to this Agreement and the transactions contemplated hereby required under (A) the HMO Acts and (B) any other applicable law, (iv) obtain a complete and unconditional release from liability of, or consent to assignment by, the Shareholder and/or Ramsay Health Care, Inc. ("RHCI"), as applicable, under the Lease dated October 6, 1995 between the Shareholder and American Business Credit Corporation ("ABC"), the Lease dated October 30, 1995 between the Shareholder and ABC, and the Lease dated March 24, 1995, as supplemented, between RHCI and IBM Credit Corporation (collectively, the "Affiliate Leases"), without any payment by the Shareholder or RHCI and (v) at the expense of the Shareholder, cause (x) the sublease between RHCI and the Company relating to the New Orleans office of the Company to be terminated effective as of the Closing Date, and (y) the lease between the Company and Tom Williams Auto, Inc. relating to a Lexus automobile to be terminated or transferred out of the Company effective on or before the Closing Date (the sublease and lease referred to in clauses (x) and (y) being referred to hereinafter as the "Excluded Contracts"; provided that, the Shareholder, the Purchaser and the Company shall cooperate with each other in connection with the making of all such filings, including providing copies of all such documents to the non-filing party and its advisors prior to filing and, if requested, to accept all reasonable additions, deletions or changes suggested in connection therewith. The

Shareholder, the Company and the Purchaser shall furnish to each other all information required for any application or other filing to be made pursuant to the rules and regulations of any applicable law in connection with the transactions contemplated by this Agreement. Without in any way limiting the foregoing, the Purchaser shall make all necessary notifications and filings, complete in all respects, with the applicable DOI and any other Governmental Authority, as promptly as practicable and in any event within fifteen (15) business days following execution of this Agreement.

          (b) (i) The Company and its subsidiaries and the Purchaser shall give any notices to third parties, and use all reasonable efforts to obtain any third party consents necessary to consummate the transactions contemplated in this Agreement including those consents required to be disclosed in the Company Disclosure Schedule or the Purchaser Disclosure Schedule, as the case may be.

          (ii) In the event that either party shall fail to obtain any third party consent described in subsection (b)(i) above, such party shall use all reasonable efforts, and shall take any such actions reasonably requested by the other party, to minimize any adverse effect upon the Shareholder, the Company and the Purchaser, their respective subsidiaries, and their respective businesses resulting, or which could reasonably be expected to result after the Closing, from the failure to obtain such consent.

          (c) From the date of this Agreement until the Closing, the Shareholder or the Company shall promptly notify the Purchaser in writing of any pending or, to the knowledge of the Shareholder, threatened, action, proceeding or investigation by any Governmental Authority or any other person seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or otherwise limit the right of the Purchaser to own or operate all or any portion of the business or assets of the Company or its subsidiaries.

          (d) From the date of this Agreement until the Closing, the Purchaser shall promptly notify the Shareholder in writing of any pending or, to the knowledge of the Purchaser, threatened action, proceeding or investigation by any Governmental Authority or any other person seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement or otherwise limit the right of the Purchaser to own or operate all or any portion of the business or assets of the Company or its subsidiaries.

          B.  Tax Matters.  (i) All transfer, documentary, sales, use, stamp,
              -----------
registration, value added and other such taxes and fees (including any penalties and interest, but specifically excluding any effect on the income taxes payable by the Shareholder as a result of the sale of the Shares) (collectively, "Transfer Taxes") incurred in connection with this Agreement shall be borne and paid for equally by the Shareholder and the Purchaser when due, and the Shareholder will, at its own expense, file all necessary tax returns and other documentation with respect to all Transfer Taxes and fees, and, if required by applicable law, the Purchaser will join in the execution of any such tax returns and other documentation.

          (ii) The Shareholder shall be responsible for the preparation and filing of its consolidated federal income tax return for the taxable year that includes the Closing Date, including the Company and its subsidiaries on a consolidated basis for the period that ends at the close of the Closing Date, and shall be responsible for the federal income taxes payable by or on behalf of the Company and its subsidiaries for all periods to the Closing Date. The Purchaser shall be responsible for the preparation and filing of all tax returns of the Company and its subsidiaries for periods ending after the Closing Date, and shall be responsible for the taxes payable by or on behalf of the Company and its subsidiaries for all such periods.

          C.  Employment Agreements. At or prior to the Closing, if requested by
              ---------------------
the Purchaser, the Shareholder shall cause the employment agreements listed in
Schedule II(O) (1 through 3) of the Company Disclosure Schedule to be terminated. The Shareholder shall indemnify and hold harmless the Purchaser and the Company from and against any and all Damages (as hereinafter defined) arising out of or relating to such employment agreements, including obligations for salary continuation, severance pay, bonus and benefits continuation under COBRA upon any termination of employment under any such employment agreement. The obligations of the Shareholder under this Section VII(C) shall survive the Closing. The Shareholder shall cause the Company to enter into such employment agreements, if any, as shall be mutually agreed to by the Purchaser and the respective employee prior to the Closing.

          D.  Affiliate Leases.  In the event an unconditional release from
              ----------------
liability of the Shareholder and/or RHCI, as applicable, is not obtained with respect to any Affiliate Lease, the Purchaser and the Company, jointly and severally, shall indemnify and hold harmless the Shareholder and RHCI from and against any and all Damages arising out of or relating to such Affiliate Lease arising on or after the Closing Date. The obligations of the parties under this Section VII(D) shall survive the Closing and continue in effect until thirty (30) days following expiration of the applicable statute of limitations period for claims under such Affiliate Lease.

                                  SECTION VIII
                                  ------------

                                    CLOSING
                                    -------

          A.  Time and Place of Closing.  The closing of the purchase and sale
              -------------------------
of the Shares as set forth herein (the "Closing") shall be held at the office of Haythe & Curley at 237 Park Avenue, New York, New York within two (2) business days of the date on which all of the conditions set forth herein to each party's obligations hereunder have been satisfied or waived (the "Closing Date").
Either party may elect to conduct the Closing by mail, fax and wire.

          B.  Delivery of Shares.  Delivery of the Shares shall be made by the
              ------------------
Shareholder to the Purchaser at the Closing by delivering one or more certificates in negotiable form representing the Shares, each such certificate to be accompanied by any requisite documentary or stock transfer taxes.

                                   SECTION IX
                                   ----------

                CONDITIONS TO THE OBLIGATIONS OF THE SHAREHOLDER
                ------------------------------------------------

          The obligations of the Shareholder to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the following conditions precedent, any or all of which may be waived by the Shareholder in its sole discretion, and each of which the Purchaser hereby agrees to use its reasonable best efforts to satisfy at or prior to the Closing:

          (i) Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties made by the Purchaser herein shall be true and correct as of the Closing Date in all material respects with the same force and effect as though such representations and warranties had been made as of the Closing Date; provided, however, that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. On the Closing Date, the Purchaser shall deliver to the Shareholder a certificate of its chief executive officer dated the Closing Date to such effect. The Purchaser shall have duly complied with and performed in all material respects all of its obligations under this Agreement to be complied with and performed on or before the Closing Date.

          (ii) Certificate of Secretary.  The Shareholder shall have received
               ------------------------
certificates of the Secretary or Assistant Secretary of the Purchaser certifying
(a) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of the Purchaser authorizing the execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, and (b) as to the incumbency and genuineness of the signature of each officer of the Purchaser executing this Agreement and any other documents delivered in connection herewith.

          (iii) Good Standing Certificates.  The Shareholder shall have
                --------------------------
received a good standing certificate for the Purchaser, issued by the Secretary of State or other appropriate official of its state of incorporation.

          (iv) Opinion of Counsel.  The Shareholder shall have received an
               ------------------
opinion of Winderweedle, Haines, Ward & Woodman, P.A., counsel to the Purchaser, delivered to the Shareholder pursuant to the instructions of the Purchaser, dated the Effective Date, covering the matters set forth in Exhibit B attached hereto.

                                   SECTION X
                                   ---------

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER
                 ----------------------------------------------

          The obligations of the Purchaser to consummate the transactions contemplated by this Agreement at the Closing shall be subject to the following conditions precedent, any or all of which may be waived by the Purchaser in its sole discretion, and each of which the Company and the Shareholder hereby agree to use their respective reasonable best efforts to satisfy at or prior to the
Closing:

          (i) Accuracy of Representations and Warranties.  The representations
              ------------------------------------------
and warranties made by the Shareholder herein shall be true and correct as of the Closing Date in all material respects with the same force and effect as though such representations and warranties had been made as of the Closing Date; provided, however, that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date. On the Closing Date, the Shareholder shall deliver to the Purchaser a certificate of its Chief Executive Officer dated the Closing Date to such effect. The Shareholder and the Company shall have complied with and performed in all material respects all of its obligations under this Agreement to be complied with and performed on or before the Closing Date.

          (ii) Certificate of Secretary.  The Purchaser shall have received a
               ------------------------
certificate of the Secretary or Assistant Secretary of the Shareholder certifying (a) that attached thereto is a true and complete copy of the resolutions adopted by the Board of Directors of the Shareholder authorizing the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby, and (b) as to the incumbency and genuineness of the signature of each officer of the Shareholder executing this Agreement and any documents delivered in connection herewith.

          (iii) Good Standing Certificates.  The Purchaser shall have
                --------------------------
received good standing certificates for the Shareholder, the Company and each of the Company's subsidiaries, issued by the Secretary of State or other appropriate official of their respective states of incorporation.

          (iv) Opinion of Counsel.  The Purchaser shall have received an opinion
               ------------------
of Haythe & Curley, counsel for the Shareholder and the Company, and, at the Shareholder's option, one or more local counsel, delivered to the Purchaser pursuant to the instructions of the Shareholder and the Company, dated the Closing Date, covering the matters set forth in Exhibit C attached hereto.

          (v) Resignations.  The Company shall have delivered to the Purchaser
              ------------
resignations of all of the directors of the Company and each of its subsidiaries, such resignations to be effective as of the Closing.

          (vi) Release.  As of the Closing, the Shareholder shall have delivered
               -------
a release and discharge of the Company and its subsidiaries from any and all claims or liabilities which the Shareholder has or may have against the Company or its subsidiaries, other than any claims or liabilities arising under this Agreement.

          (vii) Performance.  The Shareholder, the Company and the
                -----------
subsidiaries, as the case may be, shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by each of them prior to or at the Closing.

          (viii) Regulatory Actions.  There shall be no regulatory action
                 ------------------
threatened or pending which has a material likelihood of resulting in suspension or revocation of any material license or permit held by the Company or its subsidiaries.

          (ix) Approval and Consents.  The Shareholder and the Company and its
               ---------------------
subsidiaries shall have obtained the applicable DOI's and any applicable Governmental Authority's approval and/or consent under the applicable HMO Act and any other applicable law or regulations, of the sale of Shares to the Purchaser as provided under this Agreement. All other material permits, approvals, consents or authoriza-tions of any Governmental Authority necessary for the consummation of the transactions contemplated by this Agreement shall have been obtained by the appropriate party. Any other material consent or other approval to the transactions contemplated by this Agreement which the Purchaser, the Shareholder and the Company and its subsidiaries are required to obtain shall have been obtained and any necessary consent under any Contract shall have been obtained in writing. In the event that the necessary consents of each applicable DOI shall not have been obtained within three (3) months from the date on which Purchaser's notifications and filings, complete in all respects, shall have been made with the applicable DOI, then this Agreement may be extended by not more than fifteen (15) business days thereafter by either party by written notice to the other party in order to obtain such consent. If such consent shall not be received by the end of such fifteen (15) business day period, either party (unless the failure to obtain such consent is attributable to a default under this Agreement by such party) shall have the unilateral and unequivocal right to terminate all prospective obligations under this Agreement.

          (x) No Changes in the Business of the Company and the subsidiaries.
              --------------------------------------------------------------
The Company and its subsidiaries shall have been operated in accordance with past practice and not in violation of Section V of this Agreement and there shall have not otherwise occurred any material adverse change in the operations, operating results, business, or condition (financial or otherwise) of the Company and its subsidiaries, the respective assets or the Shares from the date hereof until the Closing Date, it being understood that changes resulting from continuing losses in the normal cause of business consistent with prior operating results shall not be deemed a material adverse change.

          (xi) Subsidiary Shares.  At the Closing, the Shareholder shall cause
               -----------------
the holders of shares of capital stock of any subsidiary of the Company not owned by the Company to transfer such shares to such person or persons as shall be designated by the Purchaser.

                                   SECTION XI
                                   ----------

                                INDEMNIFICATION
                                ---------------

          A.  Indemnification by the Shareholder.  The Shareholder shall
              ----------------------------------
indemnify and hold harmless the Purchaser and the Company from and against any and all losses, claims, assessments, demands, damages, liabilities, obligations, costs and/or expenses whatsoever (hereinafter referred to collectively as the "Purchaser's Damages"), including, without limitation, Purchaser's Counsel Expenses (as hereinafter defined), sustained or incurred by the Purchaser or the Company as a result of or arising from (i) the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, the Shareholder or the Company herein, (ii) the litigation referred to in Schedule II (I) of the Company Disclosure Schedule and (iii) any Excluded Contract. For purposes hereof "Purchaser's Counsel Expenses" shall mean reasonable fees and disbursements of counsel howsoever sustained or incurred by the Purchaser or the Company, including, without limitation, in any action or proceeding between the Purchaser or the Company (on the one hand) and the Shareholder (on the other hand) or in any action or proceeding between the Purchaser or the Company and any third party.

          B.  Indemnification by the Purchaser.  The Purchaser shall indemnify
              --------------------------------
and hold harmless the Shareholder from and against any and all losses, claims, assessments, demands, damages, liabilities, obligations, costs and/or expenses whatsoever (hereinafter referred to as the "Shareholder's Damages"; the Shareholder's Damages and the Purchaser's Damages are sometimes referred to herein as the "Damages"), including, without limitation, Shareholder's Counsel Expenses (as hereinafter defined), sustained or incurred by the Shareholder as a result of or arising from the breach of any of the obligations, covenants or provisions of, or the inaccuracy of any of the representations or warranties made by, the Purchaser herein. For purposes hereof "Shareholder's Counsel Expenses" shall mean reasonable fees and disbursements of counsel howsoever sustained or incurred by the Shareholder, including, without limitation, in any action or proceeding between the Shareholder (on the one hand) and the Purchaser or the Company (on the other hand) or in any action or proceeding between the Shareholder and any third party.

          C.  Procedure for Indemnification.  In the event that any party hereto
              -----------------------------
shall incur (or reasonably anticipate that it may incur in the case of third party claims) any Damages in respect of which indemnity may be sought by such party pursuant to this Section XI or any other provision of this Agreement, the party indemnified hereunder (the "Indemnitee") shall notify the party providing indemnification (the "Indemnitor") promptly; provided, however, that any delay or failure to notify any Indemnitor of any claim shall not relieve it from any liability except to the extent that the Indemnitor demonstrates that the defense of such action is prejudiced by such delay or failure to notify. No claim for indemnification shall be made by the Indemnitee unless and until the aggregate Damages for all claims for indemnification then or previously made by the Indemnitee shall have exceeded $5,000, at which time the Indemnitee shall be entitled to indemnification for all Damages, without regard to such $5,000 threshold. In the case of third party claims, the Indemnitor shall, within 15 days of receipt of notice of such claim, notify the Indemnitee of its intention to assume the defense of such claim. If the Indemnitor shall assume the defense of the claim, the Indemnitor shall have the right and obligation (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnitee, (ii) to take all other required steps or proceedings to settle or defend any such claims and (iii) to employ counsel to contest any such claim or liability in the name of the Indemnitee or otherwise. If defendants in any action include the Indemnitee and the Indemnitor, and the Indemnitee shall have been advised by its counsel that there may be legal defenses available to the Indemnitee which are different from or in addition to those available to the Indemnitor, the Indemnitee shall have the right to employ its own counsel in such action, and, in such event, the fees and expenses of such counsel shall be borne by the Indemnitor. If the Indemnitor shall not assume the defense of any such claim or litigation resulting therefrom, the Indemnitee may defend against any such claim or litigation in an appropriate manner; provided, however, that the Indemnitee may not settle any such claim or
        --------  -------
litigation without the prior written consent of the Indemnitor, which may not be unreasonably withheld if the Indemnitor receives a full release as a part of such settlement. Payment of Damages shall be made within 10 days of a final determination of a claim.

          A final determination of a disputed claim shall be (i) a judgment of any court determining the validity of a disputed claim, if no appeal is pending from such judgment or if the time to appeal therefrom has elapsed, (ii) an award of any arbitration determining the validity of such disputed claim, if there is not pending any motion to set aside such award or if the time within which to move to set such award aside has elapsed, (iii) a written termination of the dispute with respect to such claim signed by all of the parties thereto or their attorneys, (iv) a written acknowledgement of the Indemnitor that it no longer disputes the validity of such claim, or (v) such other evidence of final determination of a disputed claim as shall be reasonably acceptable to the parties.

          It is understood and agreed that the Shareholder shall have complete authority and responsibility for the conduct of the litigation described in
Schedule II(I) of the Company Disclosure Schedule, that the Shareholder shall conduct such litigation at the Shareholder's sole cost and expense and that the Shareholder hereby assumes the defense of any claim asserted against the Purchaser, the Company or any of its subsidiaries in connection therewith. Any recovery in such litigation by way of damages, settlement or otherwise by the Shareholder, the Company or any of its subsidiaries shall be paid over immediately to the Shareholder and shall belong to the Shareholder.

          D.  Limitation on Indemnification.  The aggregate liability of the
              -----------------------------
Shareholder for breaches of the representations, warranties, covenants and agreements of the Shareholder and the Company in this Agreement and the aggregate liability of the Purchaser for breaches of its representations, warranties, covenants and agreements in this Agreement shall in each case be limited to the amount of the Purchase Price.

          E.  Subrogation.  The Shareholder shall be subrogated to all rights of
              -----------
the Purchaser or the Company with respect to any claim for which the Purchaser or the Company has been indemnified by the Shareholder hereunder, provided, that, the Purchaser shall not be required to make any claim against the Company or any other party in order to pursue any claim against the Shareholder and provided further, that the Shareholder shall not be entitled to any indemnification or right of contribution from the Company or have any other rights against the Company in connection with any claim made hereunder.

                              SECTION XII
                              -----------

                                 MISCELLANEOUS
                                 -------------

          A.  Notices.  All notices, requests or instructions hereunder shall be
              -------
in writing and delivered personally, by recognized overnight courier or by registered or certified mail, postage prepaid, return receipt requested, as follows:

               (1)  If to the Shareholder (or before the Closing, the Company):

                    Ramsay Managed Care, Inc.
                    One Poydras Plaza
                    639 Loyola Avenue
                    Suite 1725
                    New Orleans, Louisiana  70113
                    Attention:  Mr. Warwick D. Syphers
                                Executive Vice President

                    with a copy to:

                    Thomas M. Haythe, Esq.
                    Haythe & Curley
                    237 Park Avenue
                    New York, New York  10017

               (2)  If to the Purchaser (or after the
                    Closing, the Company):

                    RoTech Medical Corporation
                    4506 L.B. McLeod Road
                    Suite F
                    Orlando, Florida  32811
                    Attention:  Stephen R. Griggs
                                President

                    with a copy to:

                    Thomas A. Simser, Esq.
                    Winderweedle, Haines, Ward &
                     Woodman, P.A.
                    P.O. Box 1391
                    Orlando, Florida  32802-1391

Any of the above addresses may be changed at any time by notice given as provided above; provided, however, that any such notice of change of address shall be effective only upon receipt. All notices, requests or instructions given in accordance herewith shall be deemed received on the date of delivery, if hand delivered or sent by recognized overnight courier, and three business days after the date of mailing, if mailed.

          B.   Survival of Representations.  Each representation and warranty of
               ---------------------------
the parties hereto herein contained shall survive the Closing until the expiration of a period of six (6) months from the Closing Date, regardless of any investigation which may have been made by or on behalf of the Purchaser; and provided further that nothing in the foregoing shall be deemed to diminish any Indemnitor's indemnification obligations to an Indemnitee respecting any claim for Damages under Section XI hereof for which notice to the Indemnitor has been given pursuant to Section XI hereof prior to the end of such applicable period.

          C.   Entire Agreement; Modifications.  This Agreement and the
               -------------------------------
documents referred to herein contain the entire agreement among the parties hereto with respect to the transactions contemplated hereby; this Agreement shall only become binding and effective upon execution and delivery hereof by all of the parties hereto, and no modification hereof shall be effective unless in writing and signed by the party against which it is sought to be enforced.

          D.   Reasonable Best Efforts.  Each of the parties hereto shall use
               -----------------------
such party's reasonable best efforts to take such actions as may be necessary or reasonably requested by the other parties hereto to carry out and consummate the transactions contemplated by this Agreement.

          E.   Expenses.  Each of the parties hereto shall bear its own expenses
               --------
in connection with this Agreement and the transactions contemplated hereby.

          F.   Enforceability.  Should any provision of this Agreement be held
               --------------
by a court or arbitration panel of competent jurisdiction to be enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, the balance of which shall continue to be binding upon the parties hereto with any such modification to become a part hereof and treated as though originally set forth in this Agreement. The parties further agree that any such court or arbitration panel is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing such unenforceable provision from this Agreement in its entirety, whether by rewriting the offending provision, deleting any or all of the offending provision, adding additional language to this Agreement, or by making such other modifications as it deems warranted to carry out the intent and agreement of the parties as embodied herein to the maximum extent permitted by law. The parties expressly agree that this Agreement as modified by the court or arbitration panel shall be binding upon and enforceable against each of them. In any event, should one or more of the provisions of this Agreement be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provisions hereof, and if such provision or provisions are not modified as provided above, this Agreement shall be construed as if such invalid, illegal or unenforceable provisions had never been set forth herein.

          G.   Termination.
               -----------

          (i) Either party may terminate this Agreement in the event of a material breach by the other party. The non-breaching party shall give the breaching party written notice of the material breach. If the breaching party does not cure the breach within ten (10) days after receipt of the written notice of breach, the non-breaching party may terminate this Agreement by sending written notice to the breaching party, which notice shall be effective on the date given. The notice of termination must be sent within three (3) days after the cure period has ended.

          (ii) Either party may terminate this Agreement upon five (5) days' written notice to the other party in the event of the liquidation or bankruptcy or similar proceeding of such other party or upon any sequestration by any Governmental Authority of all of the assets of such other party.

          (iii) This Agreement may be terminated in whole or in part at any time by the mutual written agreement of the parties.

          (v) In the case of a termination of this Agreement pursuant to clauses
(i) or (ii) of this Section XII(G), such termination shall be without prejudice to any remedies which any party may have under applicable law for breach of contract.

          H.  Definitions.  The following capitalized terms used throughout this
              -----------
Agreement shall have the meaning set forth respectively after each such term.

              (a) DOI.  Department of Insurance for the States of Alabama,
                  ---
Louisiana or Mississippi.

          (b) Governmental Authority.  The federal government, any state,
              ----------------------
county, municipal, local or foreign government and any governmental agency, bureau, commission, authority or body having jurisdiction over the Company's or any subsidiary's business.

          (c) HMO Acts.  The Mississippi Health Maintenance Organization,
              --------
Preferred Provider Organization and other Prepaid Health Benefit Plans Protection Act, 1995 Miss. Laws Ch. 613 (S.B. 2669); the Louisiana Health Maintenance Organization Act, La. St. 22:2001 et seq., and relevant Louisiana Insurance Code provisions; Alabama Statutes Title 27, Chapter 21A; relevant provisions of the insurance codes or similar statutes in the States of Alabama, Louisiana and Mississippi; applicable health welfare and/or health care laws in the States of Alabama, Louisiana and Mississippi; and the rules and regulations promulgated thereunder by the respective Governmental Authorities, including DOI, as amended from time to time.

          I.  Survival of Covenants and Agreements.  Except as expressly
              ------------------------------------
provided in this Agreement, all covenants and agreements made hereunder or pursuant hereto or in connection with the transactions contemplated hereby shall not terminate but shall survive the Closing and be enforceable until [six (6)] months after the Closing Date, at which time they shall expire.

          J.  Return of Documentation.  Following a termination in accordance
              -----------------------
with Section XII(G), the Purchaser shall return all agreements, documents, contracts, instruments and other books and records of the Company and its subsidiaries provided by the Shareholder, the Company or any of their respective subsidiaries or representatives to the Purchaser or any representatives of the Purchaser in connection with the transactions contemplated by this Agreement.

          K.  Meaning of "Knowledge".  For the purposes of this Agreement
              ----------------------
"knowledge" of a party means the actual knowledge of current executive officers of that party, as such knowledge has been obtained in the normal conduct of the business of such party.

          L.  Successors and Assigns.  This Agreement shall be binding upon and
              ----------------------
inure to the benefit of the successors and permitted assigns of the Shareholder, the Company and the Purchaser, respectively. The Purchaser may assign its rights under this Agreement to any corporation or other entity wholly owned by it, but no such assignment shall constitute or be deemed to effect a release of the Purchaser from any obligations or liabilities under this Agreement.

          M.  Governing Law.  This Agreement shall be governed by and construed
              -------------
in accordance with the laws of the State of New York, without regard to any conflict of laws principles which would apply the laws of any other jurisdiction.

          N.  Counterparts.  This Agreement may be executed in counterparts,
              ------------
each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

          O.  Headings.  The headings in this Agreement are for convenience of
              --------
reference only, and shall not be deemed to alter the meaning or interpretation of any of the terms hereof.

                              *        *        *

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the date first above written.


                    APEX HEALTHCARE, INC.


                    By  /s/ Warwick Syphers
                      ----------------------------
                       Warwick Syphers
                        Chief Financial Officer
                        and Executive Vice
                             President


                              RAMSAY MANAGED CARE, INC.


                              By  /s/ Warwick Syphers
                                ----------------------------
                                 Warwick Syphers
                                  Chief Financial Officer
                                  and Executive Vice
                                    President


                              ROTECH MEDICAL CORPORATION


                              By  /s/ Stephen R. Griggs
                                -----------------------------
                                  Stephen R. Griggs
                                    President